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                                                                 Exhibit 10.38


[LOGO: NORWEST]

NORWEST BANK IOWA,
NATIONAL ASSOCIATION                                         FIRST AMENDMENT
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THIS FIRST AMENDMENT (the "First Amendment") dated to be effective as of March
21, 2000 is between Norwest Bank Iowa, National Association (the "Bank") and Patient Infosystems, Inc. (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Credit Agreement dated as of December 23, 1999 (the "Agreement"), pursuant to which the Bank extended to the Borrower a committed revolving line of credit (the "Line"). Borrowings under the Line are evidenced by a promissory note dated as of December 23, 1999 (the "December 1999 Revolving Note").

The Borrower has now requested that the Bank increase the amount of credit available under the Line to TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00). The Bank is willing to grant this request, subject to the terms and conditions of this First Amendment. Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the above premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this First Amendment as follows:

1. Section 1.1 of the Agreement is hereby deleted in its entirety and restated as follows:

         "1.1 LINE OF CREDIT AMOUNT. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00)."

2. To evidence increased borrowings under the Line, the Borrower will modify the December 1999 Revolving Note by executing and delivering to the Bank a note modification agreement in form and content acceptable to the Bank (the" Note Modification Agreement"). Each reference in the Agreement to the Revolving Note shall be deemed to refer to the December 1999 Revolving Note as modified by the Note Modification Agreement.

3. In consideration of increased availability under the Line, the Bank has required additional credit support, which John Pappajohn and Derace L. Schaffer have agreed to provide. Therefore, as an additional condition precedent to the obligation of the Bank to provide additional credit under the Line, the Borrower will deliver, or cause to be delivered to the Bank letters of credit issued by banking institutions acceptable to the Bank for the benefit of the Bank as beneficiary, in the amount of $1,000,000.00. Until such time that the Bank receives such letters of credit, and until such time as the Borrower has otherwise complied with all other terms of the Agreement as amended by this First Amendment, the Bank will have no obligations under this Amendment to honor requests for additional credit under the increased Line. The description of "Standby Letters of Credit" described on Exhibit A to the Agreement shall be amended to reflect the terms of this paragraph.

4. The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this First Amendment remains in full force and effect.

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                  B. The Borrower has no knowledge of any default under the
         terms of the Agreement or the Revolving Note, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or the Revolving Note.

                  C. The execution, delivery and performance of this First Amendment and all related documentation described in this First Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or bylaws, or of any undertaking to which the Borrower is a party or by which it is bound.

                  D. The resolutions set forth in the Corporate Certificate of Authority dated December 21, 1999 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

6. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

7. The Borrower and the Guarantor each acknowledge receipt of a copy of the Agreement and this First Amendment and all related documents referenced therein and executed by the Borrower and the Guarantor in connection with the Agreement and the indebtedness of the Borrower to the Bank under the Agreement.

IN WITNESS WHEREOF, the Bank and Borrower have executed this First Amendment as of the date and year first above written.

NORWEST BANK IOWA,
NATIONAL ASSOCIATION                         PATIENT INFOSYSTEMS, INC.

/s/ Randall R. Stromley                      By: /s/ Donald A. Carberg
Randall R. Stromley                             ------------------------------
Vice President                               Its: President & CEO
                                                 -----------------------------
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             ACKNOWLEDGMENT AND CONSENT OF GUARANTOR JOHN PAPPAJOHN

John Pappajohn acknowledges that he has reviewed the terms of the above Agreement and agrees that his Guaranty dated as of December 23, 1999, will continue to support the Borrower's obligations under the Agreement as amended by the above First Amendment.


Date:
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                                           John Pappajohn